Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 5, 2013, with respect to the financial statements and schedule of Cheniere Energy Partners, L.P., and our report dated August 5, 2013, with respect to the balance sheet of Cheniere Energy Partners LP Holdings, LLC, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Cheniere Energy Partners LP Holdings, LLC.

/s/ Ernst & Young LLP

Houston, Texas

October 17, 2013